UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 23, 2024

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

1633 Broadway

New York, NY 10019

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2024, Virtu Financial, Inc. (“Virtu” or the “Company”) announced that current Deputy Chief Financial Officer Cindy Lee will succeed Sean Galvin as Chief Financial Officer effective August 1, 2024. Mr. Galvin will remain with the Company in a senior role after the planned transition as of August 1, 2024.

Ms. Lee, 39, has over 16 years’ experience in the accounting and financial services fields and has served in various roles of increasing seniority during her 13 years at Virtu, including Controller and Deputy Chief Financial Officer. Prior to Virtu, Ms. Lee served as an auditor with Deloitte & Touche LLP and an analyst at Royal Bank of Scotland. Ms. Lee received a B.S. and an M.S. in accounting from the University of Connecticut School of Business.

In connection with Ms. Lee’s appointment as Chief Financial Officer, the Company entered into an employment letter agreement with Ms. Lee on April 24, 2024 (the “Lee Employment Agreement”) pursuant to which Ms. Lee will be employed by the Company’s subsidiary, Virtu Financial Operating LLC (“Virtu Operating”) on an “at will” employment basis. Under the Lee Employment Agreement, Ms. Lee’s annual base salary is $400,000 per year, and she will be eligible to receive an annual bonus of not less than $700,000 for the year ended December 31, 2024, payable in cash and equity awards in accordance with the Company’s incentive and equity plans as in effect from time to time and subject to Ms. Lee’s continued employment through the date on which bonuses for such period are paid. Ms. Lee will be eligible in subsequent years to receive an annual bonus and equity award in accordance with the Company’s incentive and equity plans as in effect from time to time and annual equity grants on terms and conditions determined by the Company. Ms. Lee will also receive a special long-term equity award under the Lee Employment Agreement and in connection with the commencement of her employment as Chief Financial Officer of 35,000 restricted stock units (the “Sign-On RSUs”), subject to the terms and conditions of the Company’s Amended and Restated 2015 Management Incentive Plan and the terms of a separate award agreement, the form of which has previously been filed with the SEC (the “RSU Award Agreement”). The Sign-On RSUs will vest in three equal annual installments on the first three anniversaries of the date of grant.

In connection with the Lee Employment Agreement, Ms. Lee entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that provides that she will not engage in any business that competes with the Company or its affiliates, and that she will not solicit or hire employees, consultants or members of Virtu Operating, its subsidiaries or its affiliates, during her employment and for a period of 12 months thereafter.

There are no arrangements or understandings between Ms. Lee and any other persons pursuant to which she was selected as an officer. Ms. Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under, and are qualified in their entirety by reference to the full text of, the Lee Employment Agreement, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q, and the RSU Award Agreement, which was filed as Exhibit 10.2 to the Company's Form 10-K for the year ended December 31, 2023.

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: April 29, 2024

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